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                                                                       EXHIBIT 9


                                                   January 11, 1996


The Travelers Insurance Company
One Tower Square
Hartford, Connecticut  06183


Gentlemen:

         With reference to the Registration Statement on Form N-4 filed by The Travelers Insurance Company and The Travelers Separate Account QP for Variable Annuities with the Securities and Exchange Commission covering variable annuity contracts for qualified plans, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

         1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commissioner of the State of Connecticut.

         2. The Travelers Separate Account QP for Variable Annuities is a duly authorized and validly existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

         3. The variable annuity contracts covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Insurance Company and The Travelers Separate Account QP for Variable Annuities.

         I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of the Registration Statement.


                                    /s/ ERNEST J. WRIGHT
                                    ----------------------------------------
                                    Ernest J. Wright
                                    General Counsel
                                    Life and Annuities Division
                                    The Travelers Insurance Company